EXHIBIT 21

                           SUBSIDIARIES OF THACKERAY CORPORATION


NAME OF CORPORATION                                STATE OF INCORPORATION
-------------------                                ----------------------

Wholly-Owned by Thackeray Corporation
-------------------------------------

Brennand-Paige Industries, Inc.                    Delaware
14155 Corp.                                        New York



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